Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data's LoyaltyOne Business Announces dotz Program Expansion into Brazil’s Fifth-Largest Metropolitan Area

Loyalty Program Partners Accelerate Growth in Fourth Region

DALLAS,  July 12,  2012 --Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz"), operator of Brazil's dotz loyalty program (www.dotz.com.br), in which LoyaltyOne holds a sizeable equity stake, has expanded its successful coalition loyalty program into Fortaleza.

Fortaleza is Brazil’s fifth-largest metropolitan area and includes 24 cities with a total population of 3.6 million, in which the city of Fortaleza has the largest population, with 2.3 million people. The area has one of the highest demographic densities in the country.

With the expansion of dotz into Fortaleza, the program now has a foothold in four significant Brazilian markets - Belo Horizonte, Brasilia, Sao Paulo State Interior and Fortaleza – with a combined population of more than 15 million people.

As part of the expansion into Fortaleza, Dotz announced that it signed Super Mercadinhos Sao Luiz, a new grocery partner with 12 locations in Fortaleza.

Existing pillar loyalty program partners including Banco do Brasil, Ale, one of Brazil’s largest national gasoline station chains, and Pague Menos, a leading national Brazilian drug store chain with approximately 500 locations, are also included in the expansion into Fortaleza, dotz’s fourth region. Already, 12 program partners with a total of 232 locations throughout the Fortaleza metropolitan area have begun issuing dotz (points).

“Membership growth in the program’s existing regions as well this expansion into Fortaleza, continues to generate program momentum at an accelerated pace,” said Bryan Pearson, president of LoyaltyOne. "As we near 3 million member enrollments to date, we are confident and well positioned to reach our goal of establishing 4 million total memberships in six operating regions by the end of 2012.”

“Our growth into four markets in a brief period of time continues to validate strong interest and participation of both partners and members in the dotz  loyalty program,” said Roberto Chade, president of Dotz. “As we continue to explore our reach into new heavy density regions with strong consumer retail environments, our focus is to sign and expand new and existing retail and service partners, and open up new partner categories that would increase dotz (points) issuance.”

The Coalition Loyalty Model; Geographic Market Opportunity

The dotz program is similar to the Canadian AIR MILES® Reward Program - consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector cards. Consumers accumulate dotz points through everyday shopping, which can be redeemed for rewards.

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 35 million in Canada) and has the characteristics required to host a successful coalition loyalty program. Based on the coalition program's national target market potential and current consumer spending habits, expectations suggest a long-term opportunity of one-to-two times the financial size of the Canadian program.

About LoyaltyOne™

LoyaltyOne works with more than 100 of North America's leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior. Through a team of businesses including Canada's AIR MILES Reward Program, COLLOQUY, Precima, LoyaltyOne Consulting and Direct Antidote, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services -- consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more. LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers. More information is available at www.loyalty.com.

About CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”)

CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”) is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br ), named by Jupiter Media Matrix as the “best and largest loyalty program in Latin America.” More information is available at www.dotzmarketing.com.br.

About Alliance Data

Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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